United States Natural Gas Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended March 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(95,797,160)
Unrealized Gain (Loss) on Market Value of Futures	10,464,670
Interest Income	136,597
ETF Transaction Fees	30,000
Total Income (Loss)	$(85,165,893)

Expenses
Investment Advisory Fee	$338,445
Brokerage Commissions	141,625
Tax Reporting Fees	76,075
NYMEX License Fee	13,927
Audit Fees	13,589
SEC & FINRA Registration Expense	12,592
Non-interested Directors' Fees and Expenses	5,541
Legal Fees	1,742
Prepaid Insurance Expense	558
Total Expenses	$604,094
Net Gain (Loss)	$(85,769,987)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/09	$671,733,321
Additions (16,600,000 Units)	262,771,256
Withdrawals (1,700,000 Units)	(29,373,373)
Net Gain (Loss)	(85,769,987)

Net Asset Value End of Period	$819,361,217
Net Asset Value Per Unit (53,800,000 Units)	$15.23

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502